Exhibit 3.7

Request ID: 016521659 Demande n°: Transaction ID: 054452219 Transaction n°: Category ID: CT Catégorie: Province of Ontario Province de l’Ontario Ministry of Government Services Ministere des Services gouvernementaux Date Report Produced: 2014/06/04 Document produit le: Time Report Produced: 16:07:48 lmprimé à: Certificate of Incorporation Certificat de constitution Ceci certifie que This is to certify that YAMANA MALARTIC CANADA INC. Ontario Corporation No. Numéro matricule de la personne morale en Ontario 002421530 is a corporation incorporated, under the laws of the Province of Ontario. est une société constituée aux termes des lois de la province de l'Ontario. These articles of incorporation are effective on Les présents statuts constitutifs entrent en vigueur le JUNE 04 JUIN, 2014 Director/Directeur Business Corporations Act/Loi sur les sociétés par actions

Page: 1

Request ID / *Demande n°*

16521659

Ontario Corporation Number
Numéro de la compagnie en Ontario

2421530

FORM 1 / *FORMULE NUMÉRO 1*

BUSINESS CORPORATIONS ACT / *LOI SUR LES SOCIÉTÉS PAR ACTIONS*

ARTICLES OF INCORPORATION
STATUTS CONSTITUTIFS

1. The name of the corporation is: / *Dénomination sociale de la compagnie:*

YAMANA MALARTIC CANADA INC.

2. The address of the registered office is: / *Adresse du siège social:*

200 BAY STREET, ROYAL BANK PLAZA Suite 2200
NORTH TOWER

(Street & Number, or R.R. Number & if Multi-Office Building give Room No.)
(Rue et numéro, ou numéro de la R.R. et, s'il s'agit édifice à bureau, numéro du bureau)

TORONTO
CANADA
(Name of Municipality or Post Office)
(Nom de la municipalité ou du bureau de poste)

ONTARIO
M5J 2J3
(Postal Code/*Code postal*)

3. Number (or minimum and maximum number) of directors is: / *Nombre (ou nombres minimal et maximal) d'administrateurs:*

Minimum 1 Maximum 10

4. The first director(s) is/are: / *Premier(s) administrateur(s):*

First name, initials and surname
Prénom, initiales et nom de famille

Resident Canadian State Yes or No
Résident Canadien Oui/Non

Address for service, giving Street & No. or R.R. No., Municipality and Postal Code
Domicile élu, y compris la rue et le numéro, le numéro de la R.R., ou le nom de la municipalité et le code postal

* CHARLES
MAIN — YES

200 BAY STREET, ROYAL BANK PLAZA Suite 2200
NORTH TOWER
TORONTO ONTARIO
CANADA M5J 2J3

Page: 2 Ontario Corporation Number Request ID IDemande n° Numéro de la compagnie en Ontario 16521659 2421530 SOFIA TSAKOS YES * 200 BAY STREET, NORTH TOWER TORONTO ONTARIO CANADA M5J 2J3 ROYAL BANK PLAZA Suite 2200 BETTY SOARES YES * 200 BAY STREET, ROYAL BANK PLAZA Suite 2200 NORTH TOWER TORONTO ONTARIO CANADA M5J 2J3

Page: 3 Ontario Corporation Number Numéro de la compagnie en Ontario Request ID / Demande n° 16521659 2421530 5. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise. Limites, s'il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la compagnie. None. 6. The classes and any maximum number of shares that the corporation is authorized to issue: Catégories et nombre maximal, s'il y a lieu, d'actions que la compagnie est autorisée à émettre: The Corporation is authorized to issue an unlimited number of common an unlimited number of preferred shares, issuable in series. shares and

Page: 4 Ontario Corporation Number Numéro de la compagnie en Ontario Request ID / Demande n° 16521659 2421530 7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in. series: Droits, priviléges, restrictions et conditions, s’il y a lieu, rattachés à chaque catégorie d'actions et pouvoirs des administrateurs relatifs à chaque catégorie d’actions que peut être émise en série: 1. PREFERRED SHARES 1.1 The preferred shares shall be issuable in series and the Board of Directors of the Corporation shall have the right, from time to time, to fix the number of shares in, and to restrictions and conditions determine the designation, rights, privileges, attaching to, the preferred shares of each series if any, set out in the Articles of the corporation. subject to the limitations, 1.2 receive The holders of any series of the preferred shares shall be entitled to in priority to the holders of common shares and of shares of any other class of the Corporation ranking subordinate to the preferred shares, as and when declared by the Board of Directors of the Corporation, dividends in the amounts specified or determinable in accordance with the rights, privileges, restrictions and conditions attaching to the series of which such preferred shares form part. 1.3 Upon any liquidation, dissolution or winding-up of the Corporation or other distribution purpose of winding assets distributed of the assets of the Corporation among shareholders for the up its affairs, before any amount shall be paid to among the holders of common shares or of shares of or any any other the class of the Corporation ranking subordinate to the preferred shares, holders of the preferred shares shall be entitled to receive with respect to the shares of each series thereof all amounts which may be provided in the Articles of the Corporation to be payable thereon in premium and accumulated dividends remaining dividends, whether or not declared. Unless respect of return of capital, unpaid, including all cumulative the Articles of the Corporation otherwise provide with respect to any series of the preferred shares, after payment to the holders of the preferred shares of the amounts provided in the Articles of the Corporation to be payable to them, such holders shall not be entitled to share in any further distribution of the assets of the Corporation. 1.4 Unless the Articles of the Corporation otherwise provide with respect to any series of the preferred shares, the holders of the preferred shares shall not be entitled to receive any notice of or attend any meeting of shareholders of the Corporation and shall not be entitled to vote at any such meeting: provided that at any meeting of shareholders at which, notwithstanding the foregoing, the holders of the preferred shares are required or entitled by law to vote separately as a class or a series, each holder of the preferred shares of any series thereof shall be entitled to cast one vote in respect of each such share held. 1.5 The holders of the preferred shares shall not be entitled to vote separately as a class and, unless the Articles of the Corporation otherwise provide, the holders of any series of the preferred shares shall not be entitled

Page: 5 Ontario Corporation Number Numero de la compagnie en Ontario Request ID I Demande no 16521659 2421530 7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series: Droits, privileges, restrictions et conditions, s'il y a lieu, rattacbes a chaque categorie d'aations et pouvoirs des administrateurs relatifs a ahaque categorie d'aations que peut etre emise en serie: to vote separately as a series, pursuant to subsection 170(1) of the Business Corporations Act (Ontario), upon a proposal to amend the Articles of the Corporation in the case of an amendment of a kind referred to in paragraphs (a), (b) and (e) of such subsection. 1.6 Any meeting of shareholders at which the holders of the preferred shares are required or entitled by law to vote separately as a class or a series shall, unless the Articles of the Corporation otherwise provide, be called and conducted amendment the first in accordance with the by-laws of the Corporation; provided that no to or repeal of issue of any of the the and provisions of such by-laws made after the date of preferred shares by the Corporation shall be conduct of meetings of holders of the preferred class or as a series unless such amendment or applicable to the calling shares voting separately as a repeal has been theretofore approved by an ordinary resolution adopted by the holders of the preferred shares voting separately as a class. 2. COMMON SHARES 2.1 common The common shares shall entitle the holders thereof to one vote per shareholders, except meetings at which only share at all meetings of holders of another specified The holders of common shares privileges, restrictions and class or series of shares are entitled to vote. shall have the right, subject to the rights, conditions attaching to any series of the preferred shares of the Corporation, to receive any dividend declared on the common shares by the Corporation and the remaining property of the Corporation on dissolution. 2.2 Subject to paragraph 2.1, the holders of common shares shall not be entitled to vote separately as a class pursuant to subsection 170(1) of the Business Corporations Act (Ontario), upon a proposal to amend the Articles of the Corporation in the case of an amendment of a kind referred to in paragraphs (a), (b) and (e) of such subsection.

Page: 6 Ontario Corporation Number Numero de la compagnie en Ontario Request ID IDemande n° 16521659 2421530 8. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows: L'emission, le transfert ou la propriete d'actions est/n'est pas restreinte. Les restrictions, s'il y a lieu, sont les suivantes: The shares of the Corporation shall not be transferred without the consent of either (a) the directors as evidenced by a resolution passed or signed by them and recorded in the books of the Corporation or (b) the holders of a majority in number of the outstanding voting shares of the Corporation.

Page: 7 Ontario Corporation Number Numero de la compagnie en Ontario Request ID IDemande n° 16521659 2421530 9. Other provisions, (if any, are): Autres dispositions, s'il y a lieu: Securities of the Corporation, other than shares and non-convertible debt securities, shall not be transferred without compliance with the restrictions on transfer contained in the applicable securityholders' agreement or, absent any such restrictions, shall not be transferred without the consent of the Secretary of the Corporation.

Page: 8 Ontario Corporation Number Numero de la compagnie en Ontario Request ID IDemande n° 16521659 2421530 10. The names and addresses of the incorporators are Nom et adresse des fondateurs Prenom, initiale et nom de famille ou denomination sociale First name, initials and last name or corporate name Full address for service or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code Domicile elu, adresse du siege social au adresse de l'etablissement principal, y compris larue et le numero, le numero de la R.R., le nom de la municipalite et le code postal * Charles Main 200 BAY STREET, NORTH TOWER TORONTO ONTARIO CANADA M5J 2J3 ROYAL BANK PLAZA Suite 2200 * Sofia Tsakos 200 BAY STREET, NORTH TOWER TORONTO ONTARIO CANADA M5J 2J3 ROYAL BANK PLAZA Suite 2200 Betty Soares * 200 BAY STREET, NORTH TOWER TORONTO ONTARIO CANADA M5J 2J3 ROYAL BANK PLAZA Suite 2200

EXHIBIT D INCUMBENCY (Incumbency for Yamana Malartic Canada Inc. Officer Certificate) Name Title Jason LeBlanc President and Director Sofia Tsakos Secretary and Director Signature

BY-LAW NO. 1 A by-law relating generally to the transaction of the business and affairs of YAMANA MALARTIC CANADA INC. Contents Section Subject Interpretation 1 2 Business of the Corporation 3 Directors 4 Committees 5 Officers 6 Protection of Directors and Officers 7 Shareholders 8 Dividends 9 Notices 10 Effective Date IT IS HEREBY ENACTED as By-law No. 1 of YAMANA MALARTIC CANADA INC. (the Corporation) as follows: 1 Interpretation 1.1 Definitions In the by-laws, the following terms have the following meanings: Act means the Business Corporations Act (Ontario) and the regulations made thereunder, as from time to time amended, and every statute that may be substituted therefor, and in the case of such amendment or substitution, any reference to the Act in the by-laws refers to the amended or substituted provisions. appoint includes elect and vice versa. board means the sole director of the Corporation or the board of directors of the Corporation, as the case may be.

by-laws means this by-law and all other by-laws of the Corporation from time to time in force and effect. meeting of shareholders includes both an annual meeting of shareholders and a special meeting of shareholders. recorded address means in the case of a shareholder, his address as recorded in the securities register; and in the case of joint shareholders, the address appearing in the securities register in respect of such joint holding, or the first address so appearing if there are more than one; and in the case of a director, officer, auditor, accountant or member of a committee of the board, his latest address as recorded in the records of the Corporation. special meeting of shareholders includes a meeting of any class or classes of shareholders, and means a special meeting of all shareholders entitled to vote at an annual meeting of shareholders. Unless otherwise defined herein, words and expressions defined in the Act have the same meanings when used herein; any reference in this By-law No. 1 to gender includes all genders and words importing the singular include the plural and vice versa; and any reference to person means a natural person, partnership, limited partnership, limited liability partnership, syndicates, sole proprietorship, corporation or company (with or without share capital), limited liability company, trust, unincorporated association or other entity. 1.2 Conflict with the Act To the extent that there is any conflict or inconsistency between the provisions of the by-laws and the mandatory provisions of the Act, the provisions of the Act will govern. Otherwise, the provisions of the by-laws will govern. 1.3 Conflict with Unanimous Shareholder Agreement The provisions of the by-laws shall be amended to the extent necessary to give effect to the provisions of any unanimous shareholder agreement in force between the Corporation and its shareholders, and to the extent that there is any conflict or inconsistency between the provisions of the by-laws and any such unanimous shareholder agreement, the provisions of the unanimous shareholder agreement will prevail. 1.4 Headings The division of this by-law into Sections and the insertion of headings are for convenient reference only and are not to affect or be used in the construction or interpretation of this by-law. 1.5 Severability If a provision of a by-law is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, that provision is to be severed from the by-law and the remaining provisions of the by-laws will continue in full force and effect, without amendment. 2 Business of the Corporation 2.1 Corporate Seal The Corporation may, but need not, have a corporate seal and if one is adopted it shall be in such form as the board may approve from time to time.

2.2 Financial Year The financial year of the Corporation will end on such date in each year as the board may determine by resolution from time to time. 2.3 Execution of Instruments (a) Contracts, documents or instruments in writing requiring execution by the Corporation may be signed by any director or officer or by such other person or persons as the board may authorize by resolution from time to time, either to sign contracts, documents or instruments in writing generally or to sign specific contracts, documents or instruments in writing. (b) The signature or signatures of any officer or director of the Corporation or of any person or persons appointed as aforesaid may be, if specifically authorized by resolution of the board, printed, engraved, lithographed or otherwise mechanically reproduced upon all contracts, documents or instruments in writing or securities of the Corporation executed or issued by or on behalf of the Corporation. All contracts, documents or instruments in writing or securities of the Corporation on which the signature or signatures of any of the foregoing officers, directors or persons is so reproduced, if specifically authorized by resolution of the board, will be deemed to have been manually signed by such officers, directors or persons whose signature or signatures is or are so reproduced, and will be as valid as if they had been signed manually, and notwithstanding that the officers, directors or persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of the delivery or issue of such contracts, documents or instruments in writing or securities of the Corporation. The term contracts, documents or instruments in writing includes, without limitation, deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, immovable or movable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of securities and all paper writings. (c) 3 Directors 3.1 Place Meetings of the board may be held at the registered office of the Corporation or any other place within or outside Ontario. In any financial year of the Corporation, a majority of the meetings of the board need not be held in Canada. 3.2 Notice Unless the board determines otherwise, meetings of the board may be called at any time by the chair of the board or the president or any vice-president who is a director or any two directors and notice of the time and place for holding any meeting of the board and the general nature of the business to be transacted will be given by the secretary of the Corporation at least forty-eight (48) hours prior to the time fixed for the meeting. 3.3 Quorum Except where the Corporation has only one director and subject to the laws governing the Corporation, the board may, from time to time, fix by resolution the quorum for meetings of the board but in no case may a quorum be less than two-fifths of the number of directors or minimum number of directors, as the case may be, and if the Corporation has less than three directors, all directors must be present at any meeting of the board to constitute a quorum. Until otherwise fixed, a majority of directors in office, from time to time, will constitute a quorum, but in no case may a quorum be less than two-fifths of the number of directors or minimum number of directors, as the case may be, and if the Corporation has less than three directors, all directors must be present at any meeting of the board to constitute a quorum. 3.4 First Meeting of the New Board For the first meeting of the board to be held following the election of directors at a meeting of the shareholders, or for a meeting of the board at which a director is appointed to fill a vacancy in the board, no notice of such meeting need be given to the newly elected or appointed director or directors in order for the meeting to be duly constituted, provided a quorum of the directors is present. 3.5 Chair The chair of any meeting of the board will be the officer who has been appointed chair of the board. If the chair is not present, the directors present will choose one of their number to be chair of the meeting. 3.6 Votes to Govern All questions arising at any meeting of the board will be decided by a majority of votes. In the case of an equality of votes, the chair of the meeting shall not be entitled to a second or casting vote in addition to his original vote. 4 Committees (a) Subject to the Act, the board may appoint one or more committees of the board, however designated, and delegate to any such committee any of the powers of the board. (b) The powers of any committee of the board may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of any committee may be held at any place in or outside Ontario. (c) Each committee will have the power to appoint its chair and the rules for calling, holding, conducting and adjourning meetings of the committee which, unless otherwise determined, will be the same as those governing the board. Each member of a committee will serve during the pleasure of the board and, in any event, only so long as such person is a director. The directors may fill vacancies in a committee by appointment from among their members. Provided that a quorum is maintained, the committee may continue to exercise its powers notwithstanding any vacancy among its members. 5 Officers 5.1 Appointment of Officers The board may appoint, at any time and from time to time, one or more officers of the Corporation (including a chief executive officer, a president, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary and a treasurer and one or more assistants to any one of the officers approved by the board) as the board may, from time to time, deem expedient. All officers will perform such duties as may be determined by the board or pursuant to a delegation of authority by the board and in the absence of such determination or delegation will be those usually incidental to the office held. The same person may hold more than one office and none of such officers, except the chair of the board, must also be a director of the Corporation. 6 Protection of Directors and Officers 6.1 Indemnification The Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation, or any other individual who acts or acted at the Corporation's request as a director or officer of another entity and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal, administrative, investigative or other proceeding to which he is made a party or involved in by reason of being or having been a director or officer of the Corporation or other entity at the request of the Corporation excluding any proceeding initiated by such individual other than to establish a right of indemnification. 6.2 Advances The Corporation shall, to the full extent permitted by law, advance monies to an individual referred to in Section 6.1 for costs, charges, and expenses of a proceeding referred to in Section 6.1 provided such individual shall repay the monies advanced if the individual does not fulfill the conditions set out in the Act. The Corporation is authorized to enter into agreements evidencing its indemnity in favour of the foregoing persons to the full extent permitted by law and may purchase and maintain insurance against the risk of its liability to indemnify pursuant to this Section 6. 7 Shareholders 7.1 Place (a) Meetings of shareholders of the Corporation shall be held at the registered office of the Corporation or at such other place in or outside Ontario as the board may determine from time to time. (b) If the Corporation makes available a telephonic, electronic or other communication facility that permits all participants of a shareholders' meeting to communicate adequately with each other during the meeting and otherwise complies with the Act, any person entitled to attend such meeting may participate by means of such communication facility in the manner prescribed by the Act, and any person participating in the meeting by such means is deemed to be present at the meeting.

7.2 Notice The annual meeting of shareholders shall be held on such day and at such time in each year as the board, the chairman of the board or the chief executive officer may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors and for the transaction of such other business as may properly be brought before the meeting. An annual meeting of shareholders may also be constituted as an annual and special meeting of shareholders to consider and transact any special business, which may be considered and transacted at a special meeting of shareholders. 7.3 Special Meetings The board, the chairman of the board or the chief executive officer shall have the power to call a special meeting of shareholders at any time. 7.4 Chair, Secretary and Scrutineer The chair of any meeting of shareholders will be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: chair of the board, chief executive officer, president or a vice-president who is a shareholder. If no such officer is present within fifteen (15) minutes from the time fixed for holding the meeting, the persons present and entitled to vote will choose one of their number to be chair of the meeting. If present, the secretary of the Corporation shall be secretary of the meeting. If the secretary is absent, the chairman of the meeting shall appoint another person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chair of the meeting. 7.5 Quorum The holder or, if the Corporation has more than one holder, two holders of not less than fifty-one per cent (51%) of the outstanding shares of the Corporation entitled to vote at a meeting of shareholders, whether present in person or represented by proxy at the start of any meeting of shareholders, will constitute a quorum tor that meeting. 7.6 Persons Entitled to be Present (a) The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Other persons may be permitted to attend on the invitation of the chair of the meeting or with the consent of the meeting. (b) Any person entitled to attend a meeting of shareholders may participate in the meeting by means of any equipment enabling all participants to communicate adequately with one another during the meeting if the Corporation makes such means available to the shareholders. Such person will be deemed for the purposes of the Act and this by-law to be present at the meeting.

7.7 Votes to Govern A vote at a meeting of shareholders may be held by any means of communication facility made available by the Corporation. In the case of an equality of votes, the chair of the meeting will not be entitled to a second or casting vote. 7.8 Show of Hands Where a question at a meeting of shareholders is decided by a show of hands, every person who is present and entitled to vote shall have one vote. 7.9 Ballots Where a ballot is required or demanded to decide any question at a meeting of shareholders, the ballot shall be taken in such manner as the chair of the meeting shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. The result of a ballot shall be the decision of the shareholders upon the said question. 7.10 Shareholders Proposals Any shareholder who has submitted a proposal to the Corporation relating to an action which he desires to be taken at the next shareholders' meeting, of which the Corporation has given notice to shareholders, may discuss the proposal at the meeting to which it relates. Whenever the Corporation has not given notice of the proposal upon one or more of the grounds for refusal set forth in the Act, the shareholder does not have the right to discuss the proposal and, if he attempts to do so, the chair of the meeting may rule such person out of order. 7.11 Electronic Voting Any vote of shareholders may be held, in accordance with the Act, partially or entirely by means of a telephonic, electronic or other communication facility, if the Corporation has made available such a facility. Any person participating in a meeting of shareholders and entitled to vote at the meeting may vote, in accordance with the Act, by means of the telephonic, electronic or other communication facility that the Corporation has made available such purpose. 8 Dividends A dividend payable in money may be paid either electronically by direct deposit or by cheque drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class in respect of which it has been declared and, if paid by cheque, mailed by prepaid ordinary mail to such registered holder at his recorded address, unless such holder otherwise directs. In the case of joint holders any cheque issued, unless such joint holders otherwise direct, will be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, will satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold. In the event of non-receipt of any dividend cheque by the person to whom it is sent, the Corporation will issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the Corporation may from time to time prescribe, whether generally or in any particular case. 9 Notices (a) Any notice (which term includes any communication or contract, document or instrument in writing, or electronic document) to be given (which term includes sent, delivered or served) pursuant to the Act, the articles or the by-laws or otherwise to a shareholder, director, officer, auditor (if any) or member of a committee of the board will be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to the recorded address or if mailed to such person at such addresses by prepaid mail or if transmitted to such person by electronic means as permitted by the Act. The foregoing may not be construed so as to limit the manner or effect of giving notice by any other means of communication otherwise permitted by law. A notice so delivered will be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed will be deemed to have been given when deposited in a post office or public letter box; and a notice sent by any electronic means will be deemed to have been given at the time specified under the Act. (b) Irregularities in the notice not affecting the substance thereof or in the giving thereof as well as the unintentional omission to give notice to, or the non-receipt of any such notice by, any person will not invalidate any action taken at any such meeting. (c) Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever becomes entitled to any share, shall be bound by every notice in respect of such share which had been duly given to the shareholder from whom such person derives title to such share prior to such person's name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which such person became so entitled) and prior to such person furnishing to the Corporation the proof of authority or evidence of such person's entitlement prescribed by the Act. 10 Effective Date Subject to its confirmation by the shareholders in accordance with the Act, this by-law will come into force on the date enacted and made by the board. ENACTED AND MADE by the board of directors of the Corporation on the 4th day of June, 2014. Charles Main, President Sofia Tsakos, Secretary CONFIRMED on behalf of the sole shareholder of the Corporation in accordance with the Act on the 4th day of June, 2014. Charles Main, President Sofia Tsakos, Secretary